410 N. Michigan Ave. Chicago, Illinois 60611, U.S.A

News Announcement
For Immediate Release

Oil-Dri to Acquire Ultra Pet in Strategic Move to Compete in Rapidly Growing
Crystal Cat Litter Market

CHICAGO—(April 16, 2024)—Oil-Dri Corporation of America (NYSE: ODC) (“Oil-Dri”), a leading manufacturer of sorbent minerals including clay-based cat litter, announced today that it has entered into a definitive agreement to acquire privately-held Ultra Pet Company, Inc. (“Ultra Pet”), a prominent supplier of silica gel-based crystal cat litter.

Under the terms of the agreement, Oil-Dri will acquire Ultra Pet for $46 million in cash. Oil-Dri plans to finance this acquisition through a combination of cash-on-hand and its existing credit facilities. The board of directors of Oil-Dri and the managers of Ultra Pet’s parent company have unanimously approved the transaction which is expected to close in Oil-Dri’s fourth quarter of fiscal year 2024, after satisfaction of customary closing conditions. Oil-Dri expects this transaction to be immediately accretive to earnings following the completion of the transaction.

Ultra Pet, headquartered in Anderson, South Carolina, is a recognized innovator and pioneer within the alternative cat litter market with annual net sales of approximately $24 million. Ultra Pet introduced the original crystal cat litter, Litter Pearls, in the United States in 1998. Since then, Ultra Pet has expanded its product offerings and has an established presence in the crystal cat litter segment. Through multiple distribution channels such as e-commerce, pet specialty, and grocery, Ultra Pet has grown its business significantly over the past several years.

Since 2019, the crystal cat litter segment has experienced tremendous sales growth of 500% 1. This pending acquisition provides Oil-Dri the opportunity to become a significant player in this rapidly growing space within the cat litter market. Ultra Pet’s line of branded and private label silica gel-based crystal cat litter offerings fit well with Oil-Dri’s pet care product portfolio. Similar to Oil-Dri’s clay-based lightweight branded and private label litter, Ultra Pet’s crystal litter products are lightweight with superior odor control. Crystals are 99.9% dust free and absorb up to 90% of their weight in liquid. All of these benefits align well with Oil-Dri’s strategic focus on growing the lightweight cat litter segment with both branded and premium private label high quality products sold at a fair price to consumers.

Daniel Jaffee, Oil-Dri’s President and Chief Executive Officer, stated, “We are excited about this acquisition, as it will allow Oil-Dri to expand its distribution into the growing crystal litter segment. This strategic move further strengthens Oil-Dri’s position as one of the largest cat litter producers in North America and aligns perfectly with our mission to Create Value from Sorbent Minerals. We look forward to welcoming the Ultra Pet team to the Oil-Dri family.”

Christopher Lamson, Oil-Dri’s Group Vice President of Retail and Wholesale, commented, “We plan to leverage our strong relationships within the grocery, mass merchandiser, and other growth channels to help increase sales of Ultra Pet’s unique crystal litter products. Our sales and marketing teams are eager to work alongside the Ultra Pet team to propel these value-added items into the marketplace. We expect this combination to create more availability of Ultra Pet products for the consumer and generate greater efficiencies for our retail customers.”

Richard Murbach, Ultra Pet’s Chief Executive Officer, added, “Joining Oil-Dri opens up incredible opportunities for our crystal cat litter products. Oil-Dri’s strong relationships within the industry, and its proven track record in product development, operational efficiency, and collaboration with customers will enhance Ultra Pet’s growth trajectory. Our products complement each other very well, and our combined strengths will allow us to grow the business and reach even more consumers and their feline companions.”

About Oil-Dri Corporation of America
Oil-Dri Corporation of America, founded in 1941, is a leading manufacturer and supplier of specialty sorbent products for the pet care, animal health and nutrition, fluids purification, agricultural ingredients, sports field, industrial and automotive markets. Oil-Dri’s largest principal product is cat litter. Within the United States, Oil-Dri is the leading manufacturer of lightweight cat litter in units and the largest producer of private label coarse litter in both units and dollars. The company’s cat litter brands include Cat’s Pride and Jonny Cat. Oil-Dri is vertically integrated which enables the company to efficiently oversee every step of the process from research and development to supply chain to marketing and sales. With over 80 years of experience, the Company continues to fulfill its mission to Create Value from Sorbent Minerals. To learn more about Oil-Dri, visit oildri.com.

About Ultra Pet Company, Inc.
Ultra Pet Company, Inc. was established in 2003 and was formed to acquire Harvest Ventures, Inc. (founded in 1996) and Cedar Fresh Products, Inc. (established in 2003). The company’s product portfolio includes brands such as Ultra Pearls, Litter Pearls, Neon Litter, EcoKitty, and ZenKitty as well as many private label offerings. Ultra Pet sells to consumers both domestically and internationally through e-commerce and brick and mortar retail stores. To learn more about Ultra Pet, visit ultrapet.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls and conference calls.

Forward-looking statements can be identified by words such as “expect,” “outlook,” “forecast,” “would,” “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “assume,” “potential,” “strive,” and similar references to future periods.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially, including, but not limited to, those described in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarter ended January 31, 2024 and our most recent Annual Report on Form 10-K and from time to time in our other filings with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected, planned or otherwise expressed in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

1Based in part on data reported by NielsenIQ through its Scantrack Service for the Cat Litter Category in the 52-week period ended March 23, 2024, compared to the 52-week period ended March 30,2019, for the U.S. xAOC+Pet Supers market, and Stackline through its Atlas Service for the Category Litter Category in the 52-week period ended March 23, 2024, compared to the 13-week period ended March 30,2019. Copyright © 2024 NielsenIQ.

“Oil-Dri”, “Cat’s Pride”, and “Jonny Cat” are registered trademarks of Oil-Dri Corporation of America.

“Ultra Pearls”, “Litter Pearls”, “Neon Litter”, “EcoKitty”, and “ZenKitty” are registered trademarks of Ultra Pet Company, Inc. and its subsidiaries.

Contact:
Leslie A. Garber
Director of Investor Relations
Oil-Dri Corporation of America
InvestorRelations@oildri.com
(312) 321-1515